Exhibit 10.17

Capital Contribution Transfer Agreement

Party A (Transferor):	Hui Xiaobing
ID. No.:	110105531204181
Address:	5 Yuanensi Temple Hutong, Dongcheng District, Beijing

Party B (Transferee):	Tibet Changdu Shengfeng Industry Development Co., Ltd.
Legal Representative:	Qiu Tong

Whereas:

1.	Wuhan Kangqiao Medical New Technology Co., Ltd. (‘‘Wuhan Kangqiao” hereunder), a limited liability company which legally established on December 23, 2002 and duly existing.

2.	Party A legally owns RMB3,960,000 capital contribution(“Designated Contribution” hereunder) in Wuhan Kangqiao, which is 36% of the registered capital of Wuhan Kangqiao.

After friendly consultations, Party A and Party B hereby execute this capital contribution transfer agreement (“Agreement” hereunder) upon matters related to the transfer of the Designated Contribution.

Article 1 Warranties and Representations of the Parties

1.	Party A hereby warrants and represents as follows:

(1)	Party A is a natural person with full capacity for civil conduct;

(2)	Party A has full rights, approval and authority to execute this Agreement and to perform its obligations hereunder;

(3)	the execution and performance of this Agreement will not violate any other legitimate obligations assumed by Party A; and

(4)	no pledge or other rights were established upon the Designated Contribution.

2.	Party B hereby represents and warrants that:

(1)	Party B is an enterprise legal person which has been legally established and duly existing;

(2)	Party B has full rights, approval and authority to execute this Agreement and to perform its obligations hereunder; and

Article 2 Transfer of the Designated Contribution

1.
In accordance with the terms and conditions under this Agreement, Party A agrees to transfer all the Designated Contribution in Wuhan Kangqiao owned by itself to Party B, and Party B agrees to acquire Designated Contribution transferred from Party A under the terms and conditions hereunder.

2.	Party A shall not own any capital contribution in Wuhan Kangqiao after the transfer of the Designated Contribution.

Article 3 Transfer Price and Its Payment

1.	The transfer price for the Designated Contribution (36% of the registered capital of Wuhan Kangqiao) shall be decided through consultations between both parties.

2.	The matters concerned with the payment of the price for the Designated Contribution shall be decided through the consultations between both parties.

Article 4 Registration Procedures and Fees for Transfer

1.	Party A shall be responsible for supervising and urging Wuhan Kangqiao on the procedures for the modification registration of the Designated Contribution.

2.	Fees generated from procedures for the modification registration of Designated Contribution shall be undertaken by Party B.

Article 5 Transfer of Shareholders’ Rights and Obligations

Both parties agree that the shareholder’s rights and obligations borne by Party A as a shareholder of Wuhan Kangqiao in accordance with Designated Contribution shall be succeeded by Party B from the date of February 1, 2006.

Article 6 Liabilities for Breach of Contracts

Any party in violation of the provisions of this agreement shall compensate for all economic losses induced to the party who has fulfilled its obligations.

Article 7 Dispute Settlement

All disputes under this Agreement, if not settled through friendly negotiation, shall be submitted by any party for arbitration under the auspices of Shenzhen Arbitration Committee in accordance with its arbitration rules.

Article 8 Effectiveness and Miscellaneous

1.	This Agreement shall come into force on the date of the signing and sealing by the legal representative or authorized representative of Party A and Party B.

2.
This Agreement shall be executed in four counterparts, two shall be kept by both parties, one shall be kept in the archives of Wuhan Kangqiao, one for record at the registration department of relevant administration for industry and commerce of China.

Party A:	Hui Xiaobing

Party B:	Tibet Changdu Shengfeng Industry Development Co., Ltd.
Legal/Authorized Representative:

Place of Signing: Shenzhen, Guangdong
Date of Signing: February 25, 2006